EXHIBIT 99.1
News

Georgia-Pacific Corporation 133 Peachtree Street, N.E. Atlanta, Georgia 30303

Release No. C-1835 Contacts: Media - Greg Guest (404) 652-4739 Robin Keegan (404) 652-4713 Investors - Richard Perkins (404) 652-4721

Date: Sept. 22, 2003

GEORGIA-PACIFIC TO EXPLORE STRATEGIC ALTERNATIVES FOR ITS BUILDING PRODUCTS DISTRIBUTION BUSINESS

ATLANTA--Georgia-Pacific Corp. (NYSE:GP) today announced that it is exploring strategic alternatives for its building products distribution business, including its possible sale.

           Georgia-Pacific's building products distribution business, which is distinct from the company's building products manufacturing segment, is the leading distributor of building products in the United States. The distribution division's 2002 net sales were $3.77 billion.

           "Consistent with our strategic direction for the past several years to create shareholder value by sharpening focus on Georgia-Pacific's more stable, consumer-oriented businesses and our goals of reducing debt and strengthening our balance sheet, it is natural that we fully review the strategic alternatives for the building products distribution business,"said A.D. "Pete"Correll, Georgia-Pacific chairman and chief executive officer. "The interests of our customers, employees and suppliers also will be a major consideration for Georgia-Pacific as we move forward with this process."

           "Distribution is an attractive business with a No. 1 market share and significant positive momentum. This business has strengthened considerably through enhanced organizational effectiveness, improved internal processes and superior inventory management,"said David J. Paterson, executive vice president and president -- building products. "The distribution division purchases less than 30 percent of its supply from company-owned manufacturing facilities, with the balance sourced from an array of third-party vendors. Its separation may be an opportunity for the business to grow and excel, while Georgia-Pacific can continue to focus on operating its established building products manufacturing businesses and maintaining its leading supplier role with the distribution business."

           Georgia-Pacific's building products distribution business employs 3,390 and operates 63 U.S.-based warehouses, plus one location in Canada, from which it distributes more than 10,000 products across 14 categories, including structural panels, hardwood plywood, roofing, insulation, metal products, lumber, paneling, vinyl siding and particleboard. These products are shipped on more than 900 company-owned flatbed trucks, one of the nation's largest such fleets.

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           All Georgia-Pacific building products operations, including the relationship between the distribution division and manufacturing units, will continue as usual, maintaining their vendor associations and serving their customers effectively and without disruption during this period.

Georgia-Pacific has retained Goldman Sachs as financial advisor to assist in exploring strategic alternatives for the building products distribution business.

           Headquartered at Atlanta, Georgia-Pacific is one of the world's leading manufacturers of tissue, packaging, paper, building products, pulp and related chemicals. With 2002 annual sales of more than $23 billion, the company employs approximately 61,000 people at 400 locations in North America and Europe. Its familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, Sparkle®, Soft 'n Gentle®, Mardi Gras®, So-Dri®, Green Forest® and Vanity Fair®, as well as the Dixie® brand of disposable cups, plates and cutlery. Georgia-Pacific's building products business has long been among the nation's leading suppliers of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers. For more information, visit www.gp.com.

          Except for historical information, matters discussed in this news release are "forward-looking statements" (as such term is defined under the federal securities laws) that involve significant risks and uncertainties, and actual results may differ materially from the results or events projected in these statements. Factors that could cause actual results or events to differ materially from those conveyed in such forward-looking statements include: general business and economic conditions; trends within the building products industries; general risks associated with strategic transactions, such as acquisitions and divestitures; Georgia-Pacific's ability to identify desirable strategic alternatives for all or part of its building products distribution business, potentially including divestitures, joint ventures or partnerships; the level of interest of third parties in pursuing possible strategic transactions with Georgia-Pacific; the desire and ability (or lack thereof) of Georgia-Pacific and any relevant third parties to negotiate mutually acceptable definitive documentation to effect a possible strategic transaction and, if that occurs, whether the conditions to closing would then be satisfied; reactions, either positive or negative, of investors, competitors, customers, employees and others to Georgia-Pacific exploring strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by Georgia-Pacific; and other relevant factors listed in Georgia-Pacific Corporation's Securities and Exchange Commission filings, including its reports on Form 10-Q for the fiscal quarter ended June 28, 2003 and on Form 10-K for the fiscal year ended December 28, 2003. The information contained is this news release is operative as of this date only. Georgia-Pacific does not undertake any intention or obligation to revise or update its forward-looking statements contained herein to reflect subsequent events or circumstances, whether anticipated or unanticipated

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